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                                                                  Exhibit (a)(2)



                           CERTIFICATE OF AMENDMENT

                                      OF

                             CERTIFICATE OF TRUST

                                      OF

                         EXCELSIOR INSTITUTIONAL TRUST


     Pursuant to Sections 3810(b)(1) and 3811(a)(2) of the Delaware Business Trust Act, as amended, the undersigned hereby certifies that:

     A.. The name of the business trust is EXCELSIOR INSTITUTIONAL TRUST (the
         "Trust").

     B. Paragraph 1 of the Trust's Certificate of Trust shall be amended to provide as follows:

         1.  The name of the Trust is: EXCELSIOR FUNDS TRUST (the "Trust").

     C.  The effective date of this Certificate of Amendment is July 10, 2001.

     IN WITNESS WHEREOF, the undersigned, being a trustee of the Trust, has duly executed this Certificate of Amendment this 9th day of July, 2001.



                                    EXCELSIOR INSTITUTIONAL TRUST



                                    /s/ Frederick S. Wonham
                                    -----------------------
                                    Frederick S. Wonham
                                    as Trustee and not individually